CONVERTIBLE NOTE EXCHANGE AGREEMENT

CONVERTIBLE NOTE EXCHANGE AGREEMENT, dated as set forth on the signature page, by and among American DG Energy Inc., a Delaware corporation (“ADGE”), and the other parties identified on the signature page.
WHEREAS, ADGE and RBC cees Nominees Limited B2599/B3957 (“RBC”) previously were considering the execution of a Convertible Note Exchange Agreement (the “Prior Agreement”) relating to the exchange of one or more of the 6% convertible promissory notes (the “Notes”) of ADGE for shares (the “EuroSite Shares”) of common stock of EuroSite Power Inc., a Delaware corporation (“EuroSite”) owned by ADGE.
WHEREAS, it is now anticipated that the Notes will be distributed to the beneficiaries of the related trust, namely Trifon Natsis and Despina Pantopoulou (the “Individual Owners”), in October 2016 (the “Distribution”), and that the parties desire that the above-described exchange take place immediately after the Distribution.
WHEREAS, ADGE, RBC and the Individual Owners acknowledge that the Prior Agreement was not executed and is of no force or effect.
WHEREAS, ADGE and the Individual Owners have agreed to exchange a portion of the Notes to be distributed to the Individual Owners, as set forth on the signature page, for EuroSite Shares. The principal amount of the Notes to be exchanged and the number of EuroSite Shares to be issued for such Notes are set forth on the signature page.
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:
1.Exchange of Notes and Cancellation of Warrants.

(a)     Exchange. The Individual Owners hereby irrevocably agree to transfer to ADGE for cancellation, effective immediately after the Distribution, the Notes shown on the signature page. The Individual Owners will endorse their Notes to ADGE for cancellation and will deliver the Notes to ADGE as soon as practicable after the Distribution. Concurrently with the foregoing transfer, ADGE hereby irrevocably agrees to transfer the applicable number of EuroSite Shares it owns to the Individual Owners, all as set forth on the signature page. ADGE will effect the transfer, as soon as possible thereafter, through the facilities of the Depositary Trust Company, if permitted, or as otherwise directed by the Individual Owners. The Individual Owners acknowledge that, giving effect to the foregoing exchanges, ADGE has no obligation of any nature to the Individual Owners, including accrued interest, in respect of the Notes being exchanged. The Individual Owners also hereby relinquish, effective on the exchange, all of their rights with respect to warrants the Individual Owners own to purchase shares of EUSP common stock from ADGE, the amount underlying the warrants being 606,000 shares of EUSP common stock; the Individual Owners agree to immediately return after the exchange the related warrant certificates to ADGE for cancellation. If the Distribution does not take place as contemplated above, ADGE, the Individual Owners and RBC will make alternative arrangements to effect the exchange.
(b)    Prepaid Interest. The parties acknowledge that ADGE has prepaid all of the interest on the Notes. The calculation of the number of EuroSite Shares being exchanged is a fraction, (i) the numerator of which is the principal amount of the Notes being exchanged minus the amount of prepaid interest on such Notes from the proposed date of the Prior Agreement until the scheduled maturity thereof, (ii) and the denominator of which is the price per share indicated on the signature page. For clarity, the number of EuroSite Shares to be issued is calculated at approximately 90% of the stated principal amount of the Notes.
2.Representations and Warranties of the Individual Owners. Each Individual Owner severally hereby makes the following representations and warranties to ADGE, all of which shall survive the execution and delivery of this Agreement:

(a)Validity. This Agreement has been duly and validly executed and delivered by such Individual Owner and constitutes a valid and binding obligation of such Individual Owner, enforceable against him or her in accordance with its terms.

(b)Securities Act Considerations. Each Individual Owner is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D under the Securities Act of 1933, as amended (together with the regulations thereunder, the “Securities Act”). Each Individual Owner understands that the EuroSite Shares being acquired by such Individual Owner hereunder may only be transferred or resold by way of registration of such shares for resale under the Securities Act, or an applicable exemption under the Securities Act.

(c)No Other Approval. Each Individual Owner represents that no authorization, approval, consent or license of any government or governmental entity is required to be obtained by such Individual Owner in connection with this Agreement.

3.Representations and Warranties of ADGE. ADGE makes the following representations and warranties to the Individual Owners as of the date hereof, all of which shall survive the execution and delivery of this Agreement:

(a)    Organization, Good Standing, Corporate Power and Qualification. ADGE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.
(b)     Authorization. This Agreement has been duly and validly authorized, executed and delivered by ADGE and constitutes a binding obligation of ADGE.
(c)Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of ADGE in order to validly consummate the transactions contemplated by this Agreement.
(d)Ownership. ADGE owns the entire right, title and interest in the EuroSite Shares being transferred hereunder, and will transfer such shares to the Original Owners, free and clear of all liens or other encumbrances.
(e)Notes Remaining Outstanding. Immediately following the transactions contemplated by this Agreement, and a separate prepayment of ADGE in the amount of $2,200,000, the amount of the Notes of ADGE that are due upon maturity that remain outstanding is $3,418,681, which will be represented by a zero coupon replacement note in the principal amount of $3,418,681.

4.Miscellaneous.

(a)    Successors and Assigns. The rights and obligations of the parties shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(b)    Waiver and Amendment. The provisions of this Agreement may be amended or waived only by the written consent of ADGE and the Individual Owners.
(c)    Governing Law. This Agreement and any controversy arising out of or related thereto shall be governed by, and construed in accordance with, the laws of the state of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
(d)Jurisdiction. The competent courts in the state of New York shall have exclusive jurisdiction over any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof.
(e)Counterparts; Fax. This Agreement may be executed and delivered by fax or .pdf signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(f)Costs and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Convertible Note Exchange Agreement to be signed and effective as of the following date.
Dated: August 9, 2016, but effective as of the date of the Prior Agreement
AMERICAN DG ENERGY INC.
By: _________________________
Name:     Bonnie J Brown
Title:     CFO
INDIVIDUAL OWNERS (AGGREGATED):

$3,880,000.00	Individual Owners: Trifon Natsis and Despina Pantopoulou
Principal amount of Notes being reduced and exchanged
$383,737
Prepaid interest from the effective date to maturity (deducted from principal for purposes of the exchange)	Signature of Trifon Natsis
$0.40	Signature of Despina Pantopoulou
Exchange price per EuroSite Share

9,700,000	Address of Individual Owners
Number of EuroSite Shares being exchanged